UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PUSUANT TO SECTION 12(b) or (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Milestone Scientific Inc.

(Exact name of registrant as specified in its charter)

Delaware	13-3545623
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

220 South Orange Avenue, Livingston NJ 07039
(Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $.001 per share	NYSE MKT

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

The description of common stock, par value $0.001 per share, of Milestone Scientific Inc., a Delaware corporation (the “Company”), required by this Item is contained in the Registration Statement of the Company on Form S-2, File No. 333-110376, filed with the Commission on November 10, 2003 and is incorporated herein by reference to such filing. See “Description of Capital Stock.”

Item 2.	Exhibits.

List below all exhibits filed as a part of the registration statement:

Exhibit Number	Description

3.1	Restated Certificate of Incorporation of Milestone filed September 6, 2013 (1)

3.2	By-laws of Milestone (2)

3.3	Specimen stock certificate (2)

(1)	Incorporated herein by reference to Milestone’s Form 10-K for the year ended December 31, 2013.
(2)	Incorporated by reference to Milestone’s Registration Statement on Form SB-2 No. 333-92324.
(3)	Incorporated by reference to Amendment No. 1 to Milestone’s Registration Statement on Form SB-2 No. 333-92324.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Milestone Scientific Inc.

Date: May 28, 2015

	By:	/s/ Leonard Osser
Leonard Osser,
Chief Executive Officer